Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Registration No. 333-62094) of our report dated January 25, 2001 included in KeySpan Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.




ARTHUR ANDERSEN LLP

New York, New York
May 16, 2001